                                                                EXHIBIT 23.24
                          CONSENT OF INDEPENDENT AUDITORS



To the Stockholders and Directors of
American Family Holdings, Inc.

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-4 of our report dated July 17, 1998, relating to the financial statement of American Family Holdings, Inc., as of June 30, 1998; and our reports dated February 24, 1998 relating to the financial statements of the Oceanside Program, the Yosemite/Ahwahnee Programs, the Mori Point Program' the Sacramento/Delta Greens Program, the Cypress Lakes Program, the Palmdale/Joshua Ranch Program, the Esperanza Program and the Stacey Rose Programs for each of the two years in the period ended December 31, 1997, which are contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus

                                        BDO Seidman, LLP

                                        /s/ BDO Seidman, LLP

Los Angeles, California
October 6, 1998